Exhibit 99.2

Talon 1 Acquisition Corp. Announces Closing of $230,000,000 Initial Public Offering

NOVEMBER 8, 2021

Coral Gables, Florida, Nov. 8, 2021 (PR NEWSWIRE) – Talon 1 Acquisition Corp. (the “Company”) announced today the completion of its initial public offering of 23,000,000 units, including 3,000,000 units as a result of the underwriters’ full exercise of their over-allotment option, at a public offering price of $10.00 per unit, resulting in gross proceeds of $230 million.

The Company’s units commenced trading on the Nasdaq Global Market (“Nasdaq”) under the ticker symbol “TOACU” on November 4, 2021. Each unit consists of one Class A ordinary share of the Company and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share. Only whole warrants are exercisable. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “TOAC” and “TOACW,” respectively.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any stage of its corporate evolution or in any industry or sector, it intends to focus its search on companies in the global aerospace, aviation and aviation services industries. The Company is led by its Chairman, Edward J. Wegel.

Credit Suisse Securities (USA) LLC and Exos Securities LLC acted as joint bookrunners of the offering.

From the combined proceeds received by the Company upon the consummation of the offering and a simultaneous private placement of warrants sold to the Company’s sponsor, AVi8 Acquisition LLC (at a price of $1.00 per warrant), $235,750,000 (or an amount of combined proceeds representing $10.25 for each unit sold in the public offering) was placed in the Company’s trust account. An audited balance sheet of the Company as of November 8, 2021 reflecting receipt of the proceeds upon consummation of the offering and the private placement will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities Exchange Commission (the “SEC”).

Copies of the prospectus relating to the offering may be obtained from: Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, 6933 Louis Stephens Drive, Morrisville, North Carolina 27560, by telephone at 1-800-221-1037 or by email at email: usa.prospectus@credit-suisse.com.

A registration statement relating to these securities has been filed with, and declared effective by, the SEC on November 3, 2021. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute “forward-looking statements,” including with respect to the anticipated use of proceeds from the offering described herein. No assurance can be given that the proceeds of the offering will be used as intended, or if the Company consummates one or more business combinations, that it will be able to do so on favorable terms. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contact

info@talonacquisition.com

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